UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2007

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 3, 2007, Quidel Corporation (the “Company”) announced the appointment of John M. Radak, as its Chief Financial Officer based on the terms and conditions of the employment offer letter, dated December 18, 2006, attached as Exhibit 10.1 hereto (the “Employment Offer Letter”) and incorporated herein by reference.  In addition, on December 18, 2006, the Company entered into a change in control agreement with Mr. Radak (the “Agreement Re: Change in Control”) which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Under the Employment Offer Letter, Mr. Radak is an “at-will” employee, which means that either Mr. Radak or the Company may terminate his employment at any time.  The Employment Offer Letter sets forth the terms and conditions of Mr. Radak’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $280,000 per annum; (ii) an annual bonus in accordance with the Company’s bonus plan with a target bonus of 40% of Mr. Radak’s base salary; (iii) a signing bonus of $50,000 payable within the first week of commencement of his employment (the “Signing Bonus”) and an educational assistance bonus of $25,000 annually for each of four (4) years (the “Educational Assistance Bonus”), provided, however, that Mr. Radak’s successfully continues his MBA studies and is employed with the Company at the time of payment; (iv) a severance payment equal to six months of his annual salary in the event Mr. Radak’s employment is terminated without cause and for reasons not subject to a change in control of the Company; and (v) an option to purchase up to 100,000 shares of the Company’s common stock (the “Option Award”) at an exercise price equal to the closing price of the Company’s common stock on his start date (the “Grant Date”) with vesting of such option at 25% on the first anniversary of the Grant Date with the remaining 75% vesting quarterly over the next three years thereafter.  The Option Award shall be issued under, and governed by the terms and conditions of, the Company’s Amended and Restated 2001 Equity Incentive Plan.

Under the Agreement Re: Change in Control, Mr. Radak is provided certain severance benefits in the event of termination of Mr. Radak’s employment in connection with a change in control of the Company. The severance benefits are payable to Mr. Radak if his employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or his death or disability.  The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Mr. Radak’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Mr. Radak during the two (2) year period immediately before the date of termination (excluding the Signing Bonus and Educational Assistance Bonus). In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, and disability insurance programs unless and to the extent Mr. Radak obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all of Mr. Radak’s unvested stock options and immediate and automatic lapse of any and all restrictions on any of Mr. Radak’s restricted stock.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)            On January 3, 2007, the Company announced the appointment of John M. Radak, as the Company’s Chief Financial Officer, effective upon the start of Mr. Radak’s employment with the Company which is anticipated to begin on February 1, 2007.

Mr. Radak is 46 and since 2003 has served as Vice President and Chief Accounting Officer for Invitrogen Corporation, a provider of research tools for the life science industry.  Prior to Invitrogen and from 2001 to 2003, Mr. Radak served as principal and owner of The JR Company, providing financial management and fundraising consulting services to start-up companies.  From 1994 to 2001, Mr. Radak served initially as Vice President and Controller and then as Vice President of Finance and Controller for Sunrise Medical, Inc., a global manufacturer of durable medical equipment for the home and long-term care markets.  In addition, from 1992 to 1994, Mr. Radak served initially as Controller and then as the Vice President of Finance of Bird Products Corporation, a manufacturer of acute care medical devices for the respiratory care market.

Mr. Radak is a Magna cum Laude graduate of California State University, Fullerton, where he earned his B.A. in Accounting and Finance. He is currently a member of the American Institute of Certified Public Accountants and Financial Executives International.

The general terms and conditions of Mr. Radak’s employment with the Company are set forth in the Employment Offer Letter discussed above in Item 1.01 of this current report on Form 8-K.  In addition and in connection with Mr. Radak’s appointment as Chief Financial Officer of the Company, the Company entered into the Agreement Re: Change in Control with Mr. Radak also discussed above in Item 1.01.  The Employment Offer Letter and the Agreement Re: Change in Control are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, entered into on December 18, 2006, between Quidel Corporation and John M. Radak.

10.2	Agreement Re: Change in Control, entered into on December 18, 2006, between Quidel Corporation and John M. Radak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007

QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, entered into on December 18, 2006, between Quidel Corporation and John M. Radak.

10.2	Agreement Re: Change in Control, entered into on December 18, 2006, between Quidel Corporation and John M. Radak.